EXHIBIT 10.04


                              FORM OF THE STANDARD
                             STOCK OPTION AGREEMENT
                             NABORS INDUSTRIES LTD.


     This Stock Option Agreement ("Agreement") that is effective the _______ day of ___________, 200__ is between Nabors Industries, Inc. ("NII"), acting on behalf of Nabors Industries Ltd. ("NIL") and at the request of a subsidiary of the Company (the "Subsidiary"), and [NAME] ("Optionee"), an employee of Subsidiary.

     WHEREAS, Subsidiary desires to provide a grant of stock options to Optionee as an incentive to encourage stock ownership and to remain in the employ of Subsidiary; and

     WHEREAS, it is agreed between the parties that the stock options shall be governed exclusively by this Agreement and the [Plan].

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of Options:

     (a) Number of Shares. NII at the request of Subsidiary hereby grants to Optionee in accordance with the terms and conditions of the Plan, the right and option to purchase from NIL all or any part of an aggregate of [NUMBER] common shares, par value $.001 per share, of NIL (the "Options").

     (b) Exercise Price. The Options shall have an exercise price of $_____ per share, such options to be exercisable as hereinafter provided.

     (c) Expiration Date. The Options shall expire on ____________________.

     (d) Vesting. The Optionee's rights with respect to the Options, subject to the provisions of paragraph (2) below, shall vest ______________.

     2. Terms and Conditions. The Options are subject to the following terms and conditions:

     (a) Effect of Termination of Employment. If an Optionee ceases to be an employee, officer, director or consultant of the Subsidiary by reason of death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or by a bona fide voluntary resignation by Optionee (as determined in the sole discretion of the Committee) which provides at least two (2) weeks notice of resignation (or longer period if required by other written arrangement) any outstanding vested options on the date of termination may be exercised after Optionee's date of termination by the Optionee (or the Optionee's heirs, devisees, or legatees) no later than three months from the date of termination. If an Optionee ceases to be an employee, officer, director or consultant of the Subsidiary for any reason other than death or permanent disability or bona fide voluntary resignation by Optionee (including termination by Subsidiary whether with or without cause), any outstanding options whether vested or unvested may not be exercised after the Optionee's date of termination and shall be forfeited; provided, however, in its sole discretion the Committee may extend the time to exercise any options that were vested on the date of termination to a period ending three (3) months from the date of termination. In all events, all options which are unvested on and as of the date of termination shall be forfeited.

     (b) Wrongful Conduct. If the Board of Directors of NIL or any committee of the Board of Directors, prior to or following the date an Optionee ceases for

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any reason whatsoever to be an employee, officer, director, or consultant of the
Subsidiary and after full consideration of the facts, find by majority vote that Optionee has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to NII, NIL or Subsidiary, Optionee shall forfeit all unexercised options, whether or not vested. The decision of the Board of Directors of NIL or such committee shall be final.

     (c) Solicitation of Employees/Competition. During the term of employment and for a period of one (1) year following the termination of employment with the Subsidiary, an Optionee, who has received $80,000 (eighty thousand) or more in base salary and cash bonus in the aggregate from the Subsidiary or any affiliate(s) of the Subsidiary during a one (1) year period preceding the date of termination, agrees that he or she will not (i) individually or on behalf of his or her employer or any other person or entity, directly or indirectly, solicit, divert, or recruit any employee of NIL, NII, Subsidiary or affiliated companies, or induce any employee of NIL, NII, Subsidiary or affiliated companies, to terminate his or her employment, or (ii) directly or indirectly, as an employee, principal, agent, trustee or otherwise, engage in any business through a corporation, partnership or other entity that competes directly with any business that is conducted by NIL, NII, Subsidiary or affiliated companies. If the Board of Directors of NIL or any committee of the Board of Directors, prior to or following the date an Optionee ceases, for any reason whatsoever, to be an employee, officer, director, or consultant of the Subsidiary and after full consideration of the facts, find by majority vote that Optionee has engaged in any of the activities mentioned in (i) or (ii) above, Optionee shall forfeit all unexercised options, whether or not vested. The decision of the Board of Directors of NIL or any committee of the Board of Directors shall be final.

     (d) Continuance of Employment. Nothing in this Agreement shall confer on any individual any right to continue in the employ of the Subsidiary or to interfere in any way with the right of the Subsidiary to terminate the Optionee's employment at any time.

     (e) Non-Qualified Options. The options shall be treated as non-qualified stock options for U.S. federal income tax purposes.

     (f) Governing Terms. This Agreement is subject to, and the Subsidiary and the Optionee agree to be bound by, all the terms and conditions of the Plan under which this Option was granted, as the same may have been amended from time to time in accordance with its terms. Pursuant to said Plan, the Board of Directors of NIL or its Committee established for such purposes is vested with conclusive authority to interpret and construe the Plan and this Agreement, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available to inspection during business hours by the Optionee or other persons entitled to exercise this Option at NII's principal office.

     3. Notices. Any notice hereunder to NII shall be addressed to it at its office as follows: Attn: Secretary. Any notice hereunder to Optionee shall be addressed to Optionee at the address on file with the Subsidiary. Either party may designate at any time hereafter in writing some other address.

     4. Acknowledgments. The Optionee agrees to be bound by the terms of this Agreement and hereby acknowledges that all decisions, determinations and interpretations of the Committee (as defined in the Plan) in respect of this Agreement and the Plan shall be final, conclusive and binding on all Optionees and their heirs, devisees, legal representatives, legatees or beneficiaries distributees.


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     5. Stockholder's Rights. Neither the Optionee nor the Optionee's heirs, devisees, legal representative, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of NIL by virtue of the Option except with respect to any shares of Stock actually issued or transferred of record and delivered to one of the aforementioned persons.

     6. Governing Law & Severability. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware. If any provision of this Agreement should be held invalid, the remainder of this Agreement shall be enforced to the greatest extent permitted by applicable law, it being the intent of the parties that invalid or unenforceable provisions are severable.

     7. Modifications. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the parties hereto. Further, no waiver or breach of this Agreement shall be deemed to be a waiver of any other subsequent breach or conditions, whether of a like or different nature.

     8. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter and supersedes any and all prior understandings, agreements or correspondence between the parties.

     9. Dispute. Any dispute, controversy or claim arising out of, or relating to, this Agreement or the breach, termination or invalidity thereof, shall be settled by arbitration before three arbitrators in accordance with the rules of the American Arbitration Association. The place of arbitration shall be at Houston, Texas. Nothing herein shall preclude either party from seeking injunctive relief or other provisional remedy in aid of arbitration or arbitration panel in case of any such breach, without limiting any other relief to which such party may be entitled at law or equity or under this Agreement by the Subsidiary. The losing party shall bear all the costs of any proceeding including reasonable attorney fees.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                                      NABORS INDUSTRIES, INC.



                                                      By:-----------------------


                                                      OPTIONEE


                                                      --------------------------
                                                      [NAME]